UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Barings BDC, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
(704) 805-7200
BARINGS BDC, INC. ADJOURNS
2022 ANNUAL MEETING OF STOCKHOLDERS
TO JUNE 30, 2022
The following Notice relates to the proxy statement of Barings BDC, Inc. (the “Company”), dated March 11, 2022, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2022 Annual Meeting of Stockholders. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 9, 2022.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

BARINGS BDC, INC. ADJOURNS
2022 ANNUAL MEETING OF STOCKHOLDERS
TO JUNE 30, 2022
On May 5, 2022, Barings BDC, Inc., a Maryland corporation (the “Company”), held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Following the election of three Class I directors at the Annual Meeting, the Chairman adjourned the Annual Meeting in order to solicit additional proxies for the proposal to authorize the Company, pursuant to subsequent approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following such authorization) at a price below the Company’s then-current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement relating to the Annual Meeting (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 30% of the Company’s then-outstanding common stock immediately prior to each such offering) (the “Below-NAV Issuance Proposal”).
The Annual Meeting will be reconvened virtually on June 30, 2022 at 9:30 a.m., Eastern Time (the “Reconvened Meeting”). The Reconvened Meeting will be held in a virtual meeting format only. You will not be able to attend the Reconvened Meeting in person.
As described in the previously distributed proxy materials for the Annual Meeting, any stockholder of record of the Company as of the close of business on March 7, 2022 is entitled to notice of, and to vote at, the Reconvened Meeting or any further postponement or adjournment thereof. In order to attend the Reconvened Meeting, visit the web portal located at www.virtualshareholdermeeting.com/BBDC2022 with your control number assigned by Broadridge Financial Solutions, Inc. in hand (found on the proxy card or voter instruction form you previously received) and follow the instructions provided. Technical support will be available on the meeting website starting at approximately 9:15 a.m., Eastern Time and will remain available until the Reconvened Meeting has finished.
Whether or not you plan to attend the Reconvened Meeting, we urge you to vote on the Below-NAV Issuance Proposal and submit your proxy in advance of the Reconvened Meeting by one of the methods described in the proxy materials previously distributed. The proxy statement and the Company’s annual report on Form 10-K for the 2021 fiscal year are available on the Internet at www.proxyvote.com.
Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to participate in and vote via the Reconvened Meeting webcast.
The proxy materials previously distributed will not be updated to reflect the adjournment of the Annual Meeting and may continue to be used to vote your shares on the Below-NAV Issuance Proposal at the Reconvened Meeting. If you have already submitted your proxy, the proxy you have submitted will remain valid for the Reconvened Meeting on June 30, 2022.

URGENT: WE STILL NEED YOUR VOTE! THE ANNUAL MEETING OF STOCKHOLDERS HAS BEEN ADJOURNED TO JUNE 30, 2022 Dear Fellow Stockholder, In an effort to continue to solicit votes, the Annual Meeting of Stockholders of Barings BDC, Inc. has been adjourned and will now be held virtually on June 30, 2022. Our records indicate that your vote has not yet been received. The Board of Directors and I encourage you to vote in favor of the proposals. We ask that you vote your shares as quickly as possible using any of the methods described below. Your vote is important regardless of how many shares you own. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-877-777-4652. Thank you for your continued support. Sincerely, Eric Lloyd Chief Executive Officer Four Ways to Vote PROXY QUESTIONS? Call 1-877-777-4652 GO TO PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form. WITHOUT A PROXY CARD Call 1-877-777-4652 Monday to Friday, 9:00 a.m. – 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/ VIF enclosed. VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided